UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Joint Venture Agreement

On January 28, 2015, RegeneRx Biopharmaceuticals, Inc. (the “Company”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with G-treeBNT Co., Ltd., formerly Digital Aria Co., Ltd. (“G-treeBNT”). The Joint Venture Agreement provides for the creation of an entity (the “Joint Venture”), jointly owned by the Company and G-treeBNT, that will commercialize RGN-259 for treatment of dry eye and neurotrophic keratitis in the United States. G-treeBNT will be responsible for funding the product development and commercialization efforts of the Joint Venture and will hold a majority equity stake in the Joint Venture. The majority equity stake of G-treeBNT will increase to a maximum ownership level upon the Joint Venture achieving certain product development, including receipt of a new drug application (NDA) by the U.S. FDA. Certain JV actions will require unanimous approval of the Board of Directors, which includes one Company representative.

License Agreement

In conjunction with the Joint Venture Agreement, the Company also entered into a royalty-bearing license agreement (the “License Agreement”) with the Joint Venture pursuant to which the Company granted to the Joint Venture the right to develop and exclusively commercialize RGN-259 in the United States. The Company will receive a total of $1 million in two tranches under the terms of the License Agreement, and The Company is also entitled to royalties as a percentage of net of sales ranging from the mid-single digits to the low-double digits based on the medical indications approved and whether the Joint Venture commercializes products directly or through a third party.

The Joint Venture will be responsible for executing all development and commercialization activities under the License Agreement, which activities will be directed by a joint development committee comprised of representatives of the Company and G-treeBNT.

The License Agreement has a term that extends to the later of the expiration of the last patent covered by the License Agreement or 25 years from the first commercial sale under the License Agreement. The License Agreement may be earlier terminated if the Joint Venture fails to meet certain commercialization milestones, if either party breaches the License Agreement and fails to cure such breach, as a result of government action that limits the ability of the Joint Venture to commercialize the product, as a result of a challenge to a licensed patent, following termination of the license between the Company and certain agencies of the United States federal government, or upon the bankruptcy of either party.

The foregoing descriptions of the Joint Venture Agreement and the License Agreement do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such agreements that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015. The Company intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of each of the Joint Venture Agreement and the License Agreement.

Prior Relationship With G-treeBNT

In March 2014, the Company entered into two license agreements with G-treeBNT for the license of, respectively, RGN-259 and RGN-137 (the “Prior License Agreements”). Under the Prior License Agreements, G-treeBNT licensed certain development and commercialization rights for RGN-259 in Asia (excluding China, Hong Kong, Macau and Taiwan) and certain development and commercialization rights for RGN-137 in the United States. The Prior License Agreements are filed as Exhibits 10.6 and 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission on May 15, 2014.

Pursuant to the terms of a stock purchase agreement between the Company and G-tree, entered into in connection with the Prior License Agreements, G-treeBNT has purchased approximately 19.6 million shares of the Company’s common stock in two closings and is currently the Company’s second largest shareholder.

Item 7.01	Regulation FD Disclosure.

On January 28, 2015, the Company issued a press release announcing its entrance into the Joint Venture Agreement and the License Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

Any statements in this Form 8-K that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Forward-looking statements in this Form 8-K include, but are not limited to, statements regarding the Company’s strategic and research partnerships, future royalty and milestone payments, regulatory applications and approvals, the development of the Company’s drug candidates, and the use of the Company’s drug candidates to treat various conditions. There is no guarantee any clinical trials will be successful or confirm previous clinical results, and the Company may not be able to commercialize any drug candidates, whether directly or through the Joint Venture. Please view these and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this Form 8-K represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated January 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: February 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 28, 2015